Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143616, 333-140454 and 333-112632) and Form S-8 (Nos. 333-140480, 333-131739, 333-122035, 333-115174, 333-103113, 333-81870, 333-55592, 333-30026, 333-52881, 333-21551 and 33-98514) of Pharmacyclics, Inc. of our report dated September 5, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 5, 2008